UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 30, 2019
(January 30, 2019)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address of Principle Executive Offices and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously reported on PNM Resources, Inc.’s (“PNMR”) Current Report on Form 8-K filed with the Securities Exchange Commission on January 2, 2019, on December 31, 2018, PNMR’s wholly-owned subsidiary, Public Service Company of New Mexico (“PNM”) submitted a filing to the New Mexico Public Regulation Commission (“NMPRC”) indicating that PNM expects to retire its share of SJGS (subject to further NMPRC approval) after the current coal supply agreement that serves San Juan Generating Station (“SJGS”) expires in mid-2022. In its December 31, 2018 filing, PNM indicated that it anticipates it will have sufficient information by the second quarter of 2019 to submit a consolidated filing to the NMPRC requesting approval of the abandonment of PNM’s share of SJGS in 2022 and for replacement generation capacity.

On January 30, 2019, the NMPRC approved an order initiating a proceeding to address the abandonment of PNM’s share of SJGS in 2022.  The order requires PNM to submit an abandonment filing to the NMPRC by March 1, 2019.

While PNM is continuing to review the order, PNM expects to ask the NMPRC to reconsider its decision. PNM believes that it has provided both timely and transparent communication with regard to the potential shut down of SJGS, and that a requirement to submit an abandonment filing by March 1, 2019 is premature for many reasons, as presented in previous NMPRC filings. In addition, there are several pieces of draft legislation that may impact the energy policy in the state that are being proposed to the New Mexico State Legislature, including the potential “Energy Transition Act” bill that, if enacted, would support efforts to transition New Mexico’s energy resources away from coal-fired generation and/or would increase electric generation from renewable resources in New Mexico.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: January 30, 2019	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Controller and Treasurer
(Officer duly authorized to sign this report)